UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 3, 2008, Velocity Express Corporation, a Delaware corporation (the “Company”), issued a press release announcing the receipt of a letter from the Nasdaq Listing Qualifications Panel, dated December 27, 2007, notifying the Company that its common stock price has been at $1.00 per share or greater for at least 10 consecutive business days and has regained compliance with Marketplace Rule 4310(c)(4).

Following the Company’s 1-for-15 reverse stock split effected on December 7, 2007, the Company’s common stock has been trading on a split adjusted basis under the temporary trading symbol of “VEXPD”. The trading symbol for the Company’s common stock will revert to “VEXP” on January 8, 2008, approximately 20 trading days after the effective date of the reverse split.

The press release dated January 3, 2008, announcing the receipt of the letter from the Nasdaq Listing Qualifications Panel is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Velocity Express Corporation, dated January 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Date: January 3, 2008

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Exhibit Index

Exhibit Number	Document
99.1	Press release of Velocity Express Corporation, dated January 3, 2008.

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